Exhibit 99.1

PLACER SIERRA BANCSHARES PRESS RELEASE

FOR IMMEDIATE RELEASE

For more information contact:

AT THE COMPANY:

Ronald W. Bachli, Chairman and CEO

David E. Hooston, Chief Financial Officer

(916) 554-4750

AT FINANCIAL RELATIONS BOARD:

Tony Rossi

(310) 854-8317

PLACER SIERRA BANCSHARES ANNOUNCES PROPOSED SECONDARY EQUITY OFFERING

Sacramento, California, December 23, 2005 – Placer Sierra Bancshares (NASDAQ: PLSB), a bank holding company for Placer Sierra Bank, announced today plans for an underwritten public secondary offering under its existing effective shelf registration statement of 5,000,000 shares of common stock on behalf of California Community Financial Institutions Fund Limited Partnership, a California limited partnership which is the selling shareholder in the offering. In addition, it is expected that the underwriters will have an option to purchase from the selling stockholder up to an additional 750,000 shares to cover over-allotments, if any. It is expected that the offering will be completed by January 20, 2006.

Friedman, Billings, Ramsey & Co., Inc. will be acting as the co-lead and sole book-running manager on the offering. RBC Capital Markets Corporation will act as co-lead manager and Fox-Pitt, Kelton Incorporated will act as co-manager.

This press release does not constitute an offer to sell or solicitation of an offer to buy any of the securities. The offering of the shares of common stock may only be made by means of a prospectus, a copy of which can be obtained from Friedman, Billings, Ramsey & Co., Inc at 1001 Nineteenth Street North, Arlington, VA 22209. The prospectus, which consists of a preliminary prospectus supplement and accompanying prospectus, has been filed with the Securities and Exchange Commission.

This press release may contain statements of a forward-looking nature which represent the beliefs of Placer Sierra Bancshares’ management and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to Placer Sierra Bancshares, which could cause actual results to differ materially from those projected. For discussion about factors that could cause actual results to differ, please see the publicly available Securities & Exchange Commission filings of Placer Sierra Bancshares. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. Placer Sierra Bancshares undertakes no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.